SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  June 2, 1998


                       DOLLAR GENERAL CORPORATION
        (Exact name of registrant as specified in its charter)


                               Tennessee
             (State or other jurisdiction of incorporation)

                                 0-4769
                        Commission File Number)

                               61-0502302
                  (I.R.S. Employer Identification No.)

         104 Woodmont Blvd., Suite 500, Nashville, TN     37205
         (Address of principal executive offices)       (Zip Code)


   Registrant's telephone number, including area code: (615) 783-2000

                             Not Applicable
     (Former name or former address, if changed since last report)




ITEM 5.   OTHER EVENTS

        On June 1, 1998 stockholders of Dollar General Corporation approved a change in the state of incorporation of Dollar General Corporation from Kentucky to Tennessee by approving the Agreement and Plan of Merger by and between Dollar General Corporation, a Kentucky corporation ("Dollar General-KY"), and Dollar General Corporation-TN, a Tennessee corporation and wholly-owned subsidiary of Dollar General-KY ("Dollar General-TN").

        The Articles of Merger were filed with the respective office of the Secretary of State for the State of Tennessee and the Commonwealth of Kentucky and effective on June 2, 1998. Pursuant to the Agreement and Plan of Merger, Dollar General-TN is the surviving corporation and is the successor registrant under Rule 12g-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon effectiveness of the merger, Dollar General-TN's name was changed to "Dollar General Corporation" as set forth in the Agreement and Plan of Merger.

        This Current Report on Form 8-K is filed pursuant to Rule 12g-3(f) promulgated under the Exchange Act. By operation of paragraph
(a) under Rule 12g-3, the registrant's common stock, $.50 par value per share, is deemed registered under Section 12(b) of the Exchange Act and is a listed security on the New York Stock Exchange.



ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
        INFORMATION AND EXHIBITS

(c)	Exhibits:

	2.1	Agreement and Plan of Merger*

	4.1	Charter*

	4.2	Bylaws*

______________
*Incorporated by reference to Exhibits A, B and C, respectively, from the Proxy Statement of Dollar General Corporation, the predecessor registrant, dated April 29, 1998.



                               SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               DOLLAR GENERAL CORPORATION


Dated: June 2, 1998            By:/s/ Cal Turner, Jr.
                                      Cal Turner, Jr.
                                      Chairman, President and Chief
                                      Executive Officer



EXHIBIT INDEX

Exhibit No.

	2.1	Agreement and Plan of Merger*

	4.1	Charter*

	4.2	Bylaws*

____________________________
*Incorporated by reference to Exhibits A, B and C, respectively, from the Proxy Statement of Dollar General Corporation, the predecessor registrant, dated April 29, 1998.